UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2014

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its meeting on July 22, 2014, the Board of Directors of Platinum Underwriters Holdings, Ltd. (the “Company”), upon the recommendation of the Compensation Committee (the “Committee”), approved amendments to the terms of the Amended and Restated Executive Incentive Plan (“EIP Plan”) to add a performance-based payment condition determined on the basis of the average change in fully converted book value per common share achieved by the Company for a specified period (the “Fully Converted BVPCS Payment Condition”).

In addition, on July 22, 2014, the Committee approved a form of EIP Share Unit Award Agreement (the “Award Agreement”) setting forth the material terms and conditions of awards of share units under the Company’s EIP Plan. The new performance-based award becomes payable in accordance with the Fully Converted BVPCS Payment Condition. Under the terms of the Award Agreement, vesting for each award will occur only to the extent that the Company’s performance objectives are met over the cumulative performance period for each award.

The foregoing description of the EIP Plan and the Award Agreement thereunder is qualified in its entirety by reference to the full text of the Amended and Restated Executive Incentive Plan and the form of EIP Share Unit Award Agreement, filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 10.1	Amended and Restated Executive Incentive Plan
Exhibit 10.2	Form of EIP Share Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

July 22, 2014	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Executive Incentive Plan
10.2	Form of EIP Share Unit Award Agreement